As filed with the Securities and Exchange Commission on August 11, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	34175 Ardenwood Blvd., Suite 200 Fremont, CA 94555 (510) 745-1700	26-1303944
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification No.)

Michael Raab

President and Chief Executive Officer

Ardelyx, Inc.

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(510) 745-1700

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Elizabeth Grammer, Esq. Senior Vice President, General Counsel Ardelyx, Inc. 34175 Ardenwood Blvd., Suite 200 Fremont, CA 94555 (510) 745-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	12,600,230 shares	$131,168,394.30	$13,208.66

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on August 8, 2016, as reported on The NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 11, 2016

PROSPECTUS

12,600,230 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 12,600,230 shares of Ardelyx, Inc. common stock, $0.0001 par value per share, by the selling stockholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The shares of common stock offered by this prospectus may be offered by the selling stockholders directly to purchasers or to or through underwriters, brokers or dealers, or other agents. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 10 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is traded on The NASDAQ Global Market under the symbol “ARDX”. On August 11, 2016, the last reported sale price for our common stock on The NASDAQ Global Market was $10.05 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2016.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

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ABOUT THE COMPANY

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative, minimally-systemic therapeutic drugs that work exclusively in the gastrointestinal, or GI, tract to treat cardio-renal and GI diseases. We have developed a proprietary drug discovery and design platform enabling us, in a rapid and cost-efficient manner, to discover and design novel drug candidates.

We were founded in October 2007 as a Delaware corporation under the name Nteryx, Inc. Our principal executive offices are located at 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555, and our telephone number is (510) 745-1700. Our website address is www.ardelyx.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only. References in this prospectus to “we,” “us,” “our,” “our company” or “Ardelyx” refer to Ardelyx, Inc.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of common stock (December 31, 2019), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before purchasing any shares of common stock, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus, including the risks described under the caption “Risk Factors” included in each of Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the timing of receipt of results for the on-going Phase 3 clinical trials evaluating tenapanor in patients with irritable bowel syndrome with constipation;

•	the timing of the receipt of results for the on-going registration clinical trial evaluating tenapanor for the treatment of hyperphosphatemia in patients with end-stage renal disease, or ESRD, on dialysis;

•	the timing of the initiation of an onset-of-action clinical trial and Phase 3 clinical trial for RDX227675, our lead product candidate from our RDX022 program;

•	the timing of the receipt of results for the onset-of-action clinical trial for RDX227675;

•	our expectation regarding the availability of the 505(b)(2) regulatory pathway for RDX227675;

•	the timing of the filing of an investigational new drug application for RDX98940, our lead development candidate in our RDX009 program, with the U.S. Food and Drug Administration;

•	our expectations regarding our plans for and our participation in the commercialization of our products candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	our plans with respect to our pre-clinical programs;

•	our ability to identify and validate targets and novel drug candidates using our proprietary drug discovery and design platform including the Ardelyx Primary Enterocyte and Colonocyte Culture System;

•	our ability to develop, acquire and advance product candidates into, and successfully complete, clinical trials;

•	the timing or likelihood of regulatory filings, approvals and commercialization for our product candidates, including tenapanor and RDX227675;

•	the implementation of our business model and strategic plans for our business, product candidates and technology;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling stockholders and our independent registered public accountants.

SELLING STOCKHOLDERS

On July 14, 2016, we entered into a Securities Purchase Agreement with the selling stockholders, pursuant to which we sold in a private placement transaction an aggregate of 12,600,230 shares of our common stock. This prospectus covers the resale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock issued to the selling stockholders pursuant to the Securities Purchase Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares issued to the selling stockholders under the Securities Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Securities Purchase Agreement.

We are registering the above-referenced shares (and any shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares) to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

Except as otherwise disclosed in the footnotes below with respect to any other selling stockholder, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the private placement transaction. The percentages of shares owned after the offering are based on 47,250,496 shares of our common stock outstanding as of July 18, 2016, including the shares of common stock covered hereby.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
			Number	Percent
Entities Associated with New Enterprise Associates(3)	15,486,917	2,290,951	13,195,966	27.9%
Future Fund Investment Company No.4 Pty Ltd(4)	3,436,426	3,436,426	—	—
Entities Associated with EcoR1 Capital, LLC(5)	1,260,023	1,260,023	—	—
Quadrille Ardelyx, LLC(6)	801,833	801,833	—	—
Entities Associated with Cormorant Asset Management, LLC(7)	2,212,151	572,738	1,639,413	3.5%
Rock Springs Capital Master Fund LP(8)	2,102,472	687,285	1,415,187	3.0%
Entities Associated with RA Capital Management, LLC(9)	3,625,943	1,145,475	2,480,468	5.2%
Deerfield Special Situations Fund, L.P.(10)	618,643	343,643	275,000	*
Entities Associated with DAFNA Capital Management, LLC(11)	229,095	229,095	—	—
Entities Associated with First Manhattan Co., Inc.(12)	1,030,928	1,030,928	—	—
Entities Associated with T. Rowe Price Associates, Inc.(13)	1,829,143	343,643	1,485,500	3.1%
Entities Associated with Perceptive Advisors(14)	1,232,335	458,190	774,145	1.6%

*	Less than one percent of our outstanding shares of common stock.
(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of July 18, 2016.
(2)	Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.
(3)	Consists of (i) 8,752,543 shares of common stock held by New Enterprise Associates 12, Limited Partnership (“NEA 12”), (ii) 560,748 shares of common stock that may be acquired upon exercise of a warrant held by NEA 12, (iii) 2,665,520 shares of common stock held by New Enterprise Associates 15, L.P. (“NEA 15”), (iv) 420,561 shares of common stock that may be acquired upon exercise of a warrant held by NEA 15, (v) 2,665,519 shares of common stock held by NEA 15 Opportunity Fund, L.P. (“NEA 15-OF”), and (vi) 420,561 shares of common stock that may be acquired upon exercise of a warrant held by NEA 15-OF. NEA 12 GP, LLC (“NEA 12 LLC”) is the sole general partner of NEA Partners 12, Limited Partnership (“NEA Partners 12”), and NEA Partners 12 is the sole general partner of NEA 12. M. James Barrett, Peter J. Barris (“Barris”), Forest Baskett (“Baskett”), Patrick J. Kerins, Krishna S. Kolluri (“Kolluri”) and Scott D. Sandell (“Sandell”) (together, the “NEA 12 Managers”) are the managers of NEA 12 LLC. NEA 12, NEA 12 LLC, NEA Partners 12 and the NEA 12 Managers share voting and dispositive power with regard to the shares owned directly by NEA 12. NEA Partners 12, NEA 12 LLC and each of the NEA 12 Managers disclaims beneficial ownership of the shares held by NEA 12, except to the extent of any respective pecuniary interest therein. NEA 15 GP, LLC (“NEA 15 LLC”) is the sole general partner of NEA Partners 15, L.P. (“NEA Partners 15”) and NEA Partners 15 is the sole general partner of NEA 15. Barris, Baskett, Kolluri, Sandell, Anthony A. Florence, Jr., Joshua Makower, David M. Mott, Jon M. Sakoda, Peter W. Sonsini, Ravi Viswanathan and Harry R. Weller (together, the “NEA 15 Managers”) are managers of NEA 15 LLC. NEA 15, NEA Partners 15, NEA 15 LLC, and the NEA 15 Managers share voting and dispositive power with regard to the shares owned directly by NEA 15. NEA Partners 15, NEA 15 LLC, and each of the NEA 15 Managers disclaims beneficial ownership of the shares held by NEA 15, except to the extent of any respective pecuniary interest therein. NEA 15 LLC is the sole general partner of NEA Partners 15-OF, L.P. (“NEA Partners 15-OF”), and NEA Partners 15-OF is the sole general partner of NEA 15-OF. NEA 15-OF, NEA Partners 15-OF, NEA 15 LLC, and the NEA 15 Managers share voting and dispositive power with regard to the shares owned directly by NEA 15-OF. NEA Partners 15-OF, NEA 15 LLC, and each of the NEA 15 Managers disclaims beneficial ownership of the shares held by NEA 15-OF, except to the extent of any respective pecuniary interest therein. Also includes 1,465 shares held by NEA Ventures 2008, L.P. (“Ven 2008”), which shares are held indirectly by Karen P. Welsh, the general partner of Ven 2008. Ms. Welsh disclaims beneficial ownership of the shares held by Ven 2008, except to the extent of her pecuniary interest in such shares. Mr. Mott has served on our board of directors since March 2009 and as chairman of our board of directors since March 2014. The address of NEA 12, NEA 15, NEA 15-OF and Ven 2008 is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(4)	The Northern Trust Company serves as the custodian for Future Fund Investment Company No.4 Pty Ltd (“FF”). FF is a wholly-owned subsidiary of Future Fund Board of Guardians (“FFBG”), which is an Australian statutory body corporate. FF and FFBG may be deemed to have shared voting and dispositive power over the shares held by The Northern Trust Company. The address of each of FF and FFBG is Level 42, 120 Collins Street, Melbourne VIC 3000 Australia.
(5)	Consists of (i) 927,377 shares of common stock directly owned by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) and (ii) 332,646 shares of common stock directly owned by EcoR1 Capital Fund, L.P. (“Capital Fund”). EcoR1 Capital, LLC (“EcoR1 Capital”) is the general partner of Qualified Fund and Capital Fund. Oleg Nodelman is the manager of EcoR1 Capital. EcoR1 Capital and Mr. Nodelman may be deemed to have shared voting and dispositive power over the shares directly owned by Qualified Fund and Capital Fund. The address for Qualified Fund and Capital Fund is 409 Illinois Street, San Francisco, CA 94158.

(6)	Quadrille Capital S.A.S (“QC”) is the management company of Quadrille Ardelyx, LLC. Jérôme Chevalier (“Chevalier”) and Henri de Perignon (“de Perignon”) are co-owners of Quadrille Holding S.A.S (“Holding”), the sole owner of QC. QC, Holding, Chevalier and de Perignon may be deemed to have shared voting and dispositive power over the shares directly owned by Quadrille Ardelyx, LLC. The address of Quadrille Ardelyx, LLC is c/o Quadrille Capital S.A.S, 16 Place de la Madeleine, Paris, France 75008.
(7)	Consists of (i) 1,723,465 shares of common stock directly owned by Cormorant Global Healthcare Master Fund, LP (“CGHMF”), (ii) 140,187 shares of common stock that may be acquired upon exercise of a warrant held by CGHMF and (iii) 348,499 shares of common stock directly owned by CRMA SPV, L.P. (“CRMA”). Cormorant Global Healthcare GP, LLC (“Cormorant GP”) is the general partner of CGHMF. Cormorant Asset Management, LLC (“Cormorant Management”) serves as the investment manager of Cormorant GP and as the special limited partner of CRMA. Bihua Chen serves as the managing member of CGHMF and Cormorant Management. Cormorant GP and Cormorant Management may be deemed to have shared voting and dispositive power over the shares directly owned by CGHMF and CRMA. Bihua Chen may be deemed to have shared voting and dispositive power over the shares directly owned by CGHMF. The address of CGHMF is 200 Clarendon Street, 52nd Floor, Boston, MA 02116. The address of CRMA is PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands.
(8)	Consists of (i) 1,962,285 shares of common stock directly owned by Rock Springs Capital Master Fund LP (“RSCMF”) and (ii) 140,187 shares of common stock that may be acquired upon exercise of a warrant held by RSCMF. Rock Springs General Partner LLC is the general partner of RSCMF and Kris Jenner, Mark Bussard and Graham McPhail are the managing members of Rock Springs General Partner LLC. Rock Springs General Partner LLC and Messrs. Jenner, Bussard and McPhail, as managing members of Rock Springs General Partner LLC, may be deemed to have shared voting and dispositive power over the shares directly owned by RSCMF. The address of RSCMF is 650 S. Exeter St., Suite 1070, Baltimore, MD 21202.
(9)	Consists of (i) 2,314,024 shares of common stock directly owned by RA Capital Healthcare Fund, L.P., (ii) 137,944 shares of common stock that may be acquired upon exercise of a warrant held by RA Capital Healthcare Fund, L.P., (iii) 1,143,694 shares of common stock directly owned by Blackwell Partners LLC – Series A and (iv) 30,281 shares of common stock that may be acquired upon exercise of a warrant held by Blackwell Partners LLC – Series A. Peter Kolchinsky, as manager of RA Capital Management, LLC, which is the general partner of RA Capital Healthcare Fund, L.P. and the investment advisor of Blackwell Partners LLC – Series A, has voting and investment power over the shares held by Blackwell Partners LLC – Series A and RA Capital Healthcare Fund, L.P. RA Capital Management, LLC and Mr. Kolchinsky may be deemed to have shared voting and dispositive power over the shares directly owned by RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A. Mr. Kolchinsky disclaims beneficial ownership over all shares held by Blackwell Partners LLC – Series A and RA Capital Healthcare Fund, LP, except to the extent of any pecuniary interest in such shares. The notice address for RA Capital Healthcare Fund, L.P. is 20 Park Plaza, Suite 1200, Boston, MA 02116. The notice address for Blackwell Partners LLC – Series A is 280 S. Mangum Street, Suite 210, Durham, NC 27701.
(10)	Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Special Situations Fund, L.P. Mr. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to have shared voting and dispositive power over the shares directly owned by Deerfield Special Situations Fund, L.P. The address of Deerfield Special Situations Fund, L.P. is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.
(11)	Consists of (i) 137,457 shares of common stock directly owned by DAFNA LifeScience LP (“DAFNA LifeScience”) and (ii) 91,638 shares of common stock directly owned by DAFNA LifeScience Select LP (“DAFNA Select”). DAFNA Capital Management, LLC (“DAFNA Capital”) is the investment adviser to DAFNA LifeScience and DAFNA Select (“DAFNA Funds”), Nathan Fischel is Chief Executive Officer of DAFNA Capital and Fariba Ghodsian is the Chief Investment Officer of DAFNA Capital. DAFNA Capital, Drs. Fischel and Ghodsian may be deemed to have shared voting and investment power over the shares directly owned by each of the DAFNA Funds. The address for each of the DAFNA Funds is 10990 Wilshire Blvd., Suite 1400, Los Angeles, CA 90024.

(12)	Consists of (i) 408,300 shares of common stock owned directly by First BioMed, L.P. (“BioMed”), (ii) 311,828 shares of common stock owned directly by First Health, L.P. (“Health”), (iii) 137,600 shares of common stock owned directly by First BioMed Portfolio, L.P. (“Portfolio”), (iv) 111,200 shares of common stock owned directly by First Health Limited (“FHL”) and (v) 62,000 shares of common stock owned directly by First Health Associates, L.P. (“Associates”). First Manhattan Co. is the investment adviser and general partner of BioMed, Health, Portfolio, and Associates. First Manhattan Co. is the investment advisor to FHL. First Manhattan Co., First Manhattan, LLC, which is the general partner of First Manhattan Co., and Robert Gottesman and David Gottesman, as sole members of the Executive Committee of First Manhattan, LLC, may be deemed to have shared voting and dispositive power over the shares directly owned BioMed, Health, Portfolio, FHL and Associates. The address for each of BioMed, Health, Portfolio, FHL and Associates is 399 Park Avenue, New York, NY 10022.
(13)	Consists of (i) 806,400 shares of common stock beneficially owned prior to the 2016 private placement transaction (the “Private Placement Transaction”) and 125,026 shares of common stock being offered pursuant to this offering by T. Rowe Price Health Sciences Fund, Inc., (ii) 44,000 shares of common stock beneficially owned prior to the Private Placement Transaction and 6,808 shares of common stock being offered pursuant to this offering by TD Mutual Funds—TD Health Sciences Fund, (iii) 54,600 shares of common stock beneficially owned prior to the Private Placement Transaction and 8,372 shares of common stock being offered pursuant to this offering by VALIC Company I—Health Sciences Fund, (iv) 44,500 shares of common stock beneficially owned prior to the Private Placement Transaction and 6,900 shares of common stock being offered pursuant to this offering by T. Rowe Price Health Sciences Portfolio, (v) 20,200 shares of common stock beneficially owned prior to the Private Placement Transaction and 3,128 shares of common stock being offered pursuant to this offering by John Hancock Variable Insurance Trust—Health Sciences Trust, (vi) 14,200 shares of common stock beneficially owned prior to the Private Placement Transaction and 2,300 shares of common stock being offered pursuant to this offering by John Hancock Funds II—Health Sciences Fund, (vii) 445,015 shares of common stock beneficially owned prior to the Private Placement Transaction and 169,922 shares of common stock being offered pursuant to this offering by T. Rowe Price New Horizons Fund, Inc., (viii) 39,235 shares of common stock beneficially owned prior to the Private Placement Transaction and 15,180 shares of common stock being offered pursuant to this offering by T. Rowe Price New Horizons Trust, (ix) 1,350 shares of common stock beneficially owned prior to the Private Placement Transaction and 488 shares of common stock being offered pursuant to this offering T. Rowe Price U.S. Equities Trust and (x) 16,000 shares of common stock beneficially owned prior to the Private Placement Transaction and 5,519 shares of common stock being offered pursuant to this offering directly by New York City Deferred Compensation Plan. The T. Rowe Price Proxy Committee, composed of portfolio managers, investment operations managers and internal legal counsel, develops voting guidelines for the portfolio managers who have the ultimate voting responsibility for each fund. Ziad Bakri is the portfolio manager of T. Rowe Price Health Sciences Fund, Inc., TD Mutual Funds—TD Health Sciences Fund, VALIC Company I—Health Sciences Fund, T. Rowe Price Health Sciences Portfolio, John Hancock Variable Insurance Trust—Health Sciences Trust and John Hancock Funds II—Health Sciences Fund. Henry Ellenbogen is the portfolio manager of T. Rowe Price New Horizons Fund, Inc., T. Rowe Price New Horizons Trust, T. Rowe Price U.S. Equities Trust and New York City Deferred Compensation Plan. T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the shares of common stock owned by the entities listed in clauses (i)-(x) of this footnote (such entities, the “TRPA Entities”).For purposes of reporting requirements under the Exchange Act, TRPA may be deemed to be the beneficial owner of the shares directly owned by the TRPA Entities; however, TRPA disclaims that it is, in fact, the beneficial owner of such shares. TRPA is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of TRPA, the investment adviser to the funds and accounts. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. The address of each of the TRPA Entities is c/o T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202, Attn: Andrew Baek, Vice President and Senior Legal Counsel.
(14)	Consists of (i) 1,203,899 shares of common stock directly owned by Perceptive Life Sciences Master Fund Ltd. (“Master Fund”) and (ii) 28,436 shares of common stock directly owned by Titan Perc Ltd. (“Titan”). Master Fund and Titan are investment funds for which Perceptive Advisors LLC serves as the investment manager. Joseph Edelman is the management member of Perceptive Advisors LLC. Mr. Edelman and Perceptive Advisors LLC may be deemed to have shared voting and dispositive power over the shares directly owned by Master Fund and Titan. The address of Master Fund and Titan is 51 Astor Place, 10th Floor, New York, NY 10003.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

VALIDITY OF THE SECURITIES

The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at http://www.ardelyx.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016 (File No. 001-36485);

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2016 (File No. 001-36485);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 and June 30, 2016, filed with the SEC on May 9, 2016 and August 8, 2016, respectively (File No. 001-36485);

•	Our Current Reports on Form 8-K filed with the SEC on January 6, 2016 (at 4:46 PM Eastern time), January 13, 2016, April 22, 2016, June 3, 2016, June 7, 2016, June 22, 2016 and July 20, 2016 (File No. 001-36485); and

•	The description of our common stock contained in the our registration statement on Form 8-A (File No. 001-36485), filed with the SEC under Section 12(b) of the Exchange Act on June 9, 2014, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.ardelyx.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Ardelyx, Inc.

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(510) 745-1700

Attention: General Counsel

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the Securities and Exchange Commission registration fee.

SEC registration fee	$13,209
Legal fees and expenses	70,000
Accounting fees and expenses	17,500
Printing and miscellaneous expenses	10,000

Total	$110,709

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duties of care as directors. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have also entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 16.	Exhibits.

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on the 11th day of August, 2016.

Ardelyx, Inc.

By:	/s/ Michael Raab
Name:	Michael Raab
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Raab and Mark Kaufmann, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Raab	President, Chief Executive Officer and Director (principal executive officer)	August 11, 2016
Michael Raab

/s/ Mark Kaufmann	Chief Financial Officer (principal financial and accounting officer)	August 11, 2016
Mark Kaufmann

/s/ David Mott	Chairman of the Board of Directors	August 11, 2016
David Mott

/s/ Robert Bazemore	Director	August 11, 2016
Robert Bazemore

/s/ William Bertrand, Jr.	Director	August 11, 2016
William Bertrand, Jr.

/s/ Annalisa Jenkins	Director	August 11, 2016
Annalisa Jenkins, MBBS, MRCP

/s/ Gordon Ringold	Director	August 11, 2016
Gordon Ringold, Ph D

/s/ Richard J. Rodgers	Director	August 11, 2016
Richard J. Rodgers

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated				Provided Herewith
		Form	File No.	Exhibit No.	Filing Date

3.1	Amended and Restated Certificate of Incorporation.	8-K	001-36485	3.1	6/24/2014

3.2	Amended and Restated Bylaws.	8-K	001-36485	3.2	6/24/2014

4.1	Reference is made to Exhibits 3.1 through 3.2.

4.2	Form of Common Stock Certificate.	S-1/A	333-196090	4.2	6/18/2014

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).					X

99.1	Registration Rights Agreement by and among Ardelyx, Inc. and the investors signatory thereto, dated July 14, 2016.	10-Q	001-36485	10.2	8/8/2016